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                                                                    EXHIBIT 99.1

                                LITTELFUSE, INC.
                       EQUITY INCENTIVE COMPENSATION PLAN

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT is entered into as of _______, 20__, between ___________________________ (the "Optionee") and LITTELFUSE, INC., a Delaware corporation (the "Corporation"), with reference to the following facts:

            A. Pursuant to the Littelfuse, Inc. Equity Incentive Compensation Plan (the "Plan"), the Corporation is authorized to grant options for shares of its Common Stock, $.01 par value (the "Common Stock"), to officers and employees of the Corporation or any Subsidiary as a reward for past performance or as an incentive to future performance.

            B. The Corporation desires to grant an option to the Optionee.

      NOW, THEREFORE, IN CONSIDERATION of the foregoing facts, the Corporation hereby grants the following options:

            1. Grant of Option. The Corporation hereby grants to the Optionee an irrevocable option to purchase up to ____________ shares of Common Stock of the Corporation at the price of $_____________ per share. The number and kind of shares subject to this option and the purchase price per share are subject to adjustment as provided in the Plan. This option shall expire on the day before the seventh (7th) anniversary of the date hereof unless earlier terminated in accordance with the provisions hereof.

            2. Exercise of Option. Subject to the terms of the Plan and this Agreement, this option may be exercised as follows: with respect to twenty-five percent (25%) of the Common Stock covered hereby during the six (6) year period commencing one (1) year following the date of grant; with respect to an additional twenty-five percent (25%) of the Common Stock covered hereby during the five (5) year period commencing two (2) years following the date of grant; with respect to an additional twenty-five percent (25%) of the Common Stock covered hereby during the four (4) year period commencing three (3) years following the date of grant; and with respect to the remaining twenty-five percent (25%) of the Common Stock covered hereby during the three (3) year period commencing four (4) years following the date of grant. This option shall be exercised by delivery of written notice to the Corporation stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment may be made in cash or in such other form or combination of forms permitted by the Plan as shall be acceptable to the Committee.

            3. Reserved Shares. The Corporation has duly reserved for issuance a number of authorized but unissued shares adequate to fulfill its obligations under this Agreement. During the term of this Agreement the Corporation shall take such action as may be necessary to maintain at all times an adequate number of shares reserved for issuance or treasury shares to fulfill its obligations hereunder.

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            4. Change in Control. If a Change in Control occurs, this option shall vest immediately prior to such Change in Control.

            5. Termination of Service. In the event that the Optionee ceases to be an employee or otherwise provide services to the Corporation and its subsidiaries for any reason other than as set forth in Section 11.4 of the Plan, this option may, subject to the provisions of the Plan and Section 12 of this Agreement, be exercised (but only to the extent that the Optionee was entitled to do so at the time of the termination of the Optionee's service) at any time within three (3) months after such termination, but in no case later than the date on which this option was originally scheduled to expire. Any portion of this option which was not exercisable by the Optionee at the time of any such termination of service shall be cancelled and forfeited and the Optionee shall not have any further rights whatsoever with respect thereto. Notwithstanding the foregoing:

                  5.1 Disability. If the Optionee's service to the Corporation is terminated by reason of the Optionee's Disability, as defined in the Plan, this option shall vest in full, and may be exercised at any time during the period described above, as provided in Section 11.2(a) of the Plan.

                  5.2 Death. If the Optionee dies, this option shall vest in full, and may be exercised at any time during the period described above, except that twelve (12) months shall be substituted for three
            (3) months from the date of termination, as provided in Section 11.2(a) of the Plan.

                  5.3 Eligible Retirement. If the Optionee's service to the
            Corporation is terminated by reason of Eligible Retirement, as defined in the Plan, this option shall not vest in full at the time of termination, but shall continue to vest on the same dates, and be exercisable during the same periods, as if the Optionee were still employed, as provided in Section 11.2(b) of the Plan.

            6. Assignment or Transfer. This option may not be assigned or transferred except by will or by the laws of descent and distribution or pursuant to Section 12.1 of the Plan.

            7. Plan and Committee. The construction of the terms of this Agreement shall be controlled by the Plan, a copy of which has been made available to the Optionee, which is hereby made a part hereof as though set forth herein verbatim, and the rights of the Optionee are subject to modification and termination in certain events as provided in the Plan. All words and phrases not otherwise defined herein shall have the meanings provided in the Plan. The Committee's interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive.

            8. Compliance with Law. This option shall not be exercised and no shares shall be issued in respect hereof, unless in compliance with applicable federal and state tax and securities laws.

                  8.1 Certificate Legends. The certificates for shares purchased pursuant to this option shall bear any legends deemed necessary by the Committee.

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                  8.2 Representations of the Optionee. As a condition to the exercise of this option, the Optionee will deliver to the Corporation such signed representations as may be necessary, in the opinion of counsel satisfactory to the Corporation, for compliance with applicable federal and state securities laws.

                  8.3 Resale. The Optionee's ability to transfer shares
            purchased pursuant to this option or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. The Optionee shall not resell or offer for resale such shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Corporation.

            9. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Optionee to the Corporation shall be mailed or delivered to the Corporation to the attention of its Secretary at 800 East Northwest Highway, Des Plaines, Illinois 60016, and all notices or communications by the Corporation to the Optionee may be given to the Optionee personally or may be mailed or e-mailed to the Optionee at the most recent address which the Optionee has provided in writing to the Corporation.

            10. Tax Treatment. This option is a non-qualified option and shall not be treated as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is intended to be a nonstatutory stock option which does not provide for the deferral of compensation which would be subject to Section 409A of the Code. The Optionee acknowledges that the tax treatment of this option, shares subject to this option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. The Corporation makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

            11. Withholding Taxes. The Corporation shall have the right to require the Optionee to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirement prior to the delivery of any shares of Common Stock acquired by the exercise of this option. In each case of the exercise of this option, the Corporation will notify the Optionee of the amount of the withholding tax which must be paid under federal and, where applicable, state and local law. Upon receipt of such notice, the Optionee shall promptly remit to the Corporation the amount specified in such notice. No amounts of income received by the Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or any of its Subsidiaries.

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            12. Non-Competition Forfeiture Provisions. The Optionee acknowledges that a primary objective of the Corporation in deciding to grant this option is to provide the Optionee with an incentive to remain an employee or service provider of the Corporation and/or one or more of its subsidiaries and that this objective will not have been accomplished if the Optionee exercises this option, in whole or in part, and shortly thereafter the Optionee separates from service with the Corporation and its subsidiaries and becomes an employee of, or otherwise provides services to, a Competitor (as such term is defined below) of the Corporation or any of its subsidiaries. Therefore, anything else to the contrary contained in the Plan or this Agreement notwithstanding, in the event that the Optionee accepts employment or service with, or becomes employed by, or agrees to provide services directly or indirectly to, a Competitor as an officer, employee, consultant, agent, representative or otherwise (other than ownership, individually or with a group of persons acting in concert (as defined in the Exchange Act), of not more than 5% of the outstanding common stock of a publicly-traded entity), or in the event that any of the Forfeiture Events described in Section 11.4 of the Plan, including but not limited to non-solicitation and disclosure of confidential information, occur during the Optionee's service with the Corporation or any of its subsidiaries or within one year thereafter ("Competitive Events"), the Optionee agrees that:

                  12.1 All unexercised options then held by the Optionee which have been granted by the Corporation pursuant to this Agreement shall be cancelled and forfeited as of the first to occur of the Competitive Events and the Optionee shall not have any further rights whatsoever with respect thereto; and

                  12.2 The Optionee shall immediately pay to the Corporation in cash an amount equal to the product of: (x) the aggregate number of shares of Common Stock respecting which the Optionee exercised options under this Agreement during the 6 months preceding the first to occur of the Competitive Events, and (y) the aggregate differences between the exercise price of any such options and the respective Fair Market Values (defined in the same manner as set forth in Section 2.14 of the Plan) of the Common Stock on the respective dates of exercise of such options (the "Award Gain").

            As used herein, the term "Competitor" shall mean any person or entity, or any affiliate thereof, which manufactures, distributes or sells circuit protection products in competition with the Corporation or any of its Subsidiaries. In the event that the Optionee fails to immediately pay to the Corporation the Award Gain, the Optionee shall be liable to the Corporation for all costs, expenses and attorneys' fees incurred by the Corporation in connection with collecting the Award Gain from the Optionee, plus interest at a per annum rate equal to the lower of 12% or the highest rate permitted by applicable law.

            The Optionee agrees that the Corporation and its Subsidiaries compete worldwide in the sale of circuit protection products and that the forfeiture provisions of this Section, and Sections 11.3 and 11.4 of the Plan, are reasonable as they relate to the objectives of the Corporation in deciding to grant the options to the Optionee under this Agreement. In the event that any court shall finally hold that any provision of this Agreement constitutes

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      an unreasonable or unenforceable restriction against the Optionee, the
      Optionee agrees that the provisions hereof shall not be rendered void but shall apply to such extent as such court may judicially determine or indicate constitutes a reasonable and enforceable restriction under the circumstances involved. The Corporation and the Optionee each request that any such court which holds that any of the provisions of this Agreement constitutes an unreasonable or unenforceable restriction against the Optionee, make a determination of what would constitute a reasonable and enforceable restriction under the circumstances involved and to reform this Agreement accordingly.

            13. No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or its Subsidiaries to terminate such employment or service at any time.

            14. Governing Law. Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the statutory or common law of another jurisdiction.

      IN WITNESS WHEREOF, the Corporation and the Optionee have executed this Stock Option Agreement effective as of the date first set forth above.

LITTELFUSE, INC.                                 OPTIONEE:

By _____________________________________         _____________________________


Its ___________________________________

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